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[LOGO] ERNST & YOUNG

                                                             Exhibit 15.2


3 February, 2000


The Board of Directors,

NFC plc
66 Chilton Street
London W1M 2L7

We are aware of the inclusion in the Registration Statement (Form S-4) of North American Van Lines, Inc. for the registration of $150,000,000 of its 13 3/8% Senior Subordinated Noted Due 2009 of our report dated September 20, 1999 relating to the unaudited condensed combined interim financial statements of NFC Moving Services Group.

Yours faithfully

/s/ Ernst and Young
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Ernst & Young